Exhibit T3A.9

ARTICLES OF AMENDMENT

OF

TERACOM U.S.A., INC.

1. Article I of the Articles of Incorporation of TERACOM U.S.A., INC., a Florida corporation, is hereby amended so as to read as follows:

The name of this Corporation is:

TRESCOM U.S.A., INC.

2. The foregoing amendment was adopted by the sole Shareholder and the Directors of this Corporation, pursuant to Section 607.1003 of the Florida Statutes, on the 25th day of July, 1994.

/s/ Norman Klugman
Norman Klugman, President

/s/ Norman Klugman
Norman Klugman, Secretary